HUB GROUP, INC.
                            HUB CITY TERMINALS, INC.
                          AMENDMENT TO CREDIT AGREEMENT



Harris Trust and Savings Bank              LaSalle Bank National Association
Chicago, Illinois                          Chicago, Illinois

U.S. Bank National Association             National City Bank
Des Plaines, Illinois                      Cleveland, Ohio

Firstar Bank, N.A.
Milwaukee, Wisconsin

Ladies and Gentlemen:

         Reference is hereby made to that certain Credit Agreement dated as of April 30, 1999 (the "CREDIT AGREEMENT"), as amended and currently in effect, by and among Hub Group, Inc. (the "PUBLIC HUB COMPANY"), Hub City Terminals, Inc. for itself and as successor by merger to Hub Holdings, Inc. ("HUB CHICAGO"; together with the Public Hub Company, the "BORROWERS") and you (the "LENDERS"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

         Substantially concurrently herewith, the Hub Group is restating earnings for their 1999 and 2000 fiscal years and adjusting earnings for their 2001 fiscal year. As a result of such restatements and adjustments, (i) the Hub Group will have been in default of their obligations under Section 7.8 (Fixed Charge Coverage Ratio) for the fiscal quarters ending March 31, 2000, September 30, 2000 and December 31, 2000, Section 7.9 (Minimum EBITDAM) for the fiscal quarters ending September 30, 2000 and December 31, 2000 and Section 7.10 (Cash Flow Leverage Ratio) for the fiscal quarters ending June 30, 2000, September 30, 2000, December 31, 2000 and September 30, 2001 (collectively, the "RESTATEMENT DEFAULTS") and (ii) the Borrowers have underpaid interest on the Loans during the third fiscal quarter of 1999, the second and fourth fiscal quarters of 2000 and the second fiscal quarter of 2001 due to the Applicable Margins being set at inappropriate status levels. The Borrowers have requested that the Lenders waive the Restatement Defaults and make certain other amendments to the Credit Agreement, and the Lenders are willing to do so under the terms and conditions set forth in this amendment (herein, the "AMENDMENT").

1.       AMENDMENTS.

         Subject to the satisfaction of the conditions precedent set forth in
Section 3 below, the Credit Agreement shall be and hereby is amended as follows:

       1.01. Each of Sections 7.8, 7.9 and 7.10 of the Credit Agreement shall be and hereby is amended by adding the following sentence immediately at the end thereof:

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                  "Notwithstanding anything contained in this Agreement to the contrary, for purposes of computing the Hub Group's compliance with this Section, the Hub Group's adjustment of earnings for the 2001 fiscal year (which was an aggregate EBITDAM adjustment of $1,800,000 for such year) shall be treated as if such adjustment had occurred evenly in each fiscal quarter of such year (I.E. $450,000 per fiscal quarter)."

       1.02. The definition of "APPLICABLE MARGIN" appearing in Section 4.1 of the Credit Agreement shall be amended by inserting the following new sentence at the end thereof:

                  "Notwithstanding anything herein to the contrary, the Applicable Margin in effect from January 1, 2002 through September 30, 2002 shall not be less than the Applicable Margin for Level III Status."

2.       WAIVER.

         The Borrowers acknowledge that prior to giving effect to this Amendment, the Borrowers are in default of their obligations under Sections 7.8,
7.9 and 7.10 of the Credit Agreement by reason of the Restatement Defaults. Upon the effectiveness of this Amendment as hereinafter set forth, the Lenders hereby waive the Restatement Defaults. The foregoing waiver is expressly limited to the matters stated herein.

3.       CONDITIONS PRECEDENT.

         The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

       3.01. The Borrowers, the Guarantors and the Required Lenders shall have executed and delivered this Amendment.

       3.02. The Senior Note Offering shall have been modified by written instrument (the "SENIOR NOTE AMENDMENT") in form and substance reasonably satisfactory to the Agent to effect a waiver and modification of the terms and conditions thereof such that the same are no more burdensome on the Borrowers than the corresponding provisions of the Credit Agreement after giving effect to the modifications contemplated by this Amendment.

       3.03. The Borrowers shall have paid to the Agent, for the benefit of the Lenders, the difference in interest that the Borrowers should have paid to the Lenders in the third fiscal quarter of 1999, the second and fourth fiscal quarters of 2000 and the second fiscal quarter of 2001 had the Applicable Margins been set at the appropriate status levels during such periods.

       3.04. The Borrowers shall have paid to the Agent, for the ratable benefit of the Lenders which have executed and delivered to counsel for the Agent a counterpart of this Amendment no later than 5:00 p.m. (Chicago time) on March


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

27, 2002, an amendment fee in an amount equal to 0.2% of such executing Lenders' Revolving Credit Commitments and outstanding Term Loans (the "AMENDMENT FEE"), such Amendment Fee to be fully earned and due and payable to such executing Lenders upon such Lenders' execution of this Amendment

       3.05. The Agent shall have received copies, executed or certified (as may be appropriate), of the resolutions or consents of the board of directors or other governing body of the Borrowers authorizing the execution, delivery and performance of this Amendment and the Senior Note Amendment, indicating the authorized signers of this Amendment and the Senior Note Amendment and the specimen signatures of such signers.

       3.06. Legal matters incident to the execution and delivery of this Amendment and the Senior Note Amendment shall be reasonably satisfactory to the Agent and its counsel.

4.       CONDITION SUBSEQUENT.

         As soon as possible, but not later than April 10, 2002, the Borrowers shall furnish to the Agent a copy of the consolidated balance sheet of the Hub Group as of the close of the 2001 fiscal year and the consolidated statements of income, retained earnings and cash flows of the Hub Group for such period, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an unqualified opinion thereon of Arthur Andersen LLP or another firm of independent public accountants of recognized national standing, to the effect that the financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of the Hub Group as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended, and otherwise in conformity with Section 7.5(b) of the Credit Agreement. The Borrowers acknowledge and agree that the failure to deliver such financial statements and audit report by April 10, 2002 shall constitute an immediate Event of Default.

5.       REPRESENTATIONS.

         In order to induce the Lenders to execute and deliver this Amendment, the Borrowers hereby represent to the Lenders that as of the date hereof, the representations and warranties set forth in Section 5 of the Credit Agreement are and remain true and correct in all material respects (except to the extent the same expressly relate to an earlier date and except that for purposes of this paragraph the representations contained in Section 5.5 shall be deemed to refer to the most recent financial statements of the Public Hub Company delivered to the Lenders) and the Borrowers are in full compliance with all of the terms and conditions of the Credit Agreement after giving effect to this Amendment and no Default or Event of Default (other than the Restatement Defaults) has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

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

6.       MISCELLANEOUS.

       6.01. Each Borrower and each Guarantor acknowledges and agrees that, except as modified by this Amendment, all of the Loan Documents to which it is a party remain in full force and effect for the benefit and security of, among other things, the Obligations as modified hereby. Each Borrower and each Guarantor further acknowledges and agrees that all references in such Loan Documents to the Obligations shall be deemed a reference to the Obligations as so modified. Each Borrower and each Guarantor further agrees to execute and deliver any and all instruments or documents as may be reasonably required by the Agent or the Required Lenders to confirm any of the foregoing.

       6.02. Except as specifically amended hereby, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as specifically amended hereby.

       6.03. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

       6.04. The Borrowers agree to pay, jointly and severally, all reasonable out-of-pocket costs and expenses incurred by the Agent in connection with the preparation, execution and delivery of this Amendment and the documents and transactions contemplated hereby, including the reasonable fees and expenses of counsel for the Agent with respect to the foregoing.

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

         Dated as of March 27, 2002.


                              HUB GROUP, INC., a Borrower
                              HUB CITY TERMINALS, INC., a Borrower



                              By
                                 David P. Yeager
                                 Chief Executive Officer for each of the above Companies


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


                               GUARANTORS' CONSENT

         The undersigned heretofore executed and delivered to the Lenders the Guaranty Agreement. The undersigned hereby consent to the Amendment to the Credit Agreement as set forth above and confirm that the Guaranty Agreement and all of the obligations of the undersigned thereunder remain in full force and effect. The undersigned further agree that their consent to any further amendments to the Credit Agreement shall not be required as a result of this consent having been obtained, except to the extent, if any, required by the Guaranty Agreement.

                              HUB CHICAGO HOLDINGS, INC., a Guarantor



                              By
                                 David P. Yeager
                                 Chief Executive Officer


                              HLX COMPANY, L.L.C., a Guarantor


                              By
                                 David P. Yeager
                                 Vice Chairman and Chief Executive Officer


                              QSSC, INC.
                              QUALITY SERVICES, L.L.C.,
                              QUALITY SERVICES OF KANSAS, L.L.C.
                              QUALITY SERVICES OF NEW JERSEY, L.L.C.
                              Q.S. OF ILLINOIS, L.L.C.
                              Q.S. OF GEORGIA, L.L.C.


                              By
                                David P. Yeager
                                Chief Executive Officer for each of the above Guarantors

                              HUB GROUP ALABAMA, LLC
                              HUB GROUP ATLANTA, LLC
                              HUB GROUP BOSTON, LLC
                              HUB GROUP CANADA, L.P.
                              HUB GROUP CLEVELAND, LLC
                              HUB GROUP DETROIT, LLC
                              HUB GROUP FLORIDA, LLC
                              HUB GROUP GOLDEN GATE, LLC
                              HUB GROUP INDIANAPOLIS, LLC
                              HUB GROUP KANSAS CITY, LLC
                              HUB GROUP LOS ANGELES, LLC
                              HUB GROUP MID ATLANTIC, LLC
                              HUB GROUP NEW ORLEANS, LLC
                              HUB GROUP NEW YORK STATE, LLC
                              HUB GROUP NEW YORK-NEW JERSEY, LLC
                              HUB GROUP NORTH CENTRAL, LLC
                              HUB GROUP OHIO, LLC
                              HUB GROUP PHILADELPHIA, LLC
                              HUB ROUP PITTSBURGH, LLC
                              HUB GROUP PORTLAND, LLC
                              HUB GROUP ST. LOUIS, LLC
                              HUB GROUP TENNESSEE, LLC
                              HUB CITY TEXAS, L.P.
                              HUB GROUP TRANSPORT, LLC
                              HUB GROUP ASSOCIATES, INC.
                              HUB FREIGHT SERVICES, INC.


                              By
                                David P. Yeager
                                Chief Executive Officer for each of the above Guarantors



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


         Accepted and agreed to as of the date and year last above written.

                                  HARRIS TRUST AND SAVINGS BANK

                                  By
                                     Name:______________________________________
                                     Title:_____________________________________


                                  U.S. BANK NATIONAL ASSOCIATION

                                  By
                                     Name:______________________________________
                                     Title:_____________________________________


                                  FIRSTAR BANK, N.A.

                                  By
                                     Name:______________________________________
                                     Title:_____________________________________


                                  LASALLE BANK NATIONAL ASSOCIATION

                                  By
                                     Name:______________________________________
                                     Title:_____________________________________


                                  NATIONAL CITY BANK

                                  By
                                     Name:______________________________________
                                     Title:_____________________________________